UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2012

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (314) 342-3400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 1, 2012, Peabody Energy Corporation (the “Company”) amended the Company’s Code of Business Conduct and Ethics (the “Code”) to clarify the Company’s policy with respect to employee use of social media, to provide greater guidance with respect to compliance with laws relating to fraud and state secrets, and to make other administrative and non-substantive changes to the Code.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 1, 2012. Of the 272,255,193 shares of Common Stock outstanding on the record date, 214,248,715 shares were present at the meeting in person or by proxy, representing approximately 78% of the total outstanding shares eligible to vote. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

	For	Withheld	Broker Non-Votes
Item 1: Election of Directors
Gregory H. Boyce	169,010,010	10,863,670	34,375,035
William A. Coley	175,627,365	4,246,315	34,375,035
William E. James	173,651,274	6,222,406	34,375,035
Robert B. Karn III	175,420,439	4,453,241	34,375,035
M. Frances Keeth	175,455,322	4,418,458	34,374,935
Henry E. Lentz	147,985,333	31,888,347	34,375,035
Robert A. Malone	175,432,106	4,441,574	34,375,035
William C. Rusnack	174,370,707	5,502,973	34,375,035
John F. Turner	173,073,072	6,800,608	34,375,035
Sandra A. Van Trease	174,425,850	5,447,860	34,375,005
Alan H. Washkowitz	157,455,413	22,418,267	34,375,005

	For	Against	Abstain	Broker Non-Votes
Item 2: Ratification of Appointment of Independent Registered Public Accounting Firm	210,593,375	3,423,951	231,288	101

	For	Against	Abstain	Broker Non-Votes
Item 3: Advisory Vote on Executive Compensation	173,330,691	5,694,007	848,964	34,375,053

	For	Against	Abstain	Broker Non-Votes
Item 4: Shareholder Proposal On Lobbying Expenditures	48,717,773	125,839,663	5,316,027	34,375,252

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

May 4, 2012	By:	/s/ Kenneth L. Wagner
	Name:	Kenneth L. Wagner
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

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